NEWS RELEASE

For Immediate Release

Investor Relations	Media
Contact: Paul McDonough	Carmen Duarte
Phone: 952.852.6020	781.332.7268
Email: ir@onebeacon.com	cduarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON REPORTS $10.99 BOOK VALUE PER SHARE

HAMILTON, Bermuda (February 10, 2015) - OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $10.99, reflecting a decrease of 4.4% in the fourth quarter and an increase of 2.2% through the twelve months of 2014, including dividends.
Mike Miller, CEO of OneBeacon, said, “We are pleased to have closed on the sale of the runoff business. This is a big milestone for the company. On the other hand, I am disappointed by our 102% combined ratio and 2% growth in book value for the year. We took a large reserve increase that was driven by large claims and adverse developments mostly in professional lines, especially lawyers liability claims. We put that book into runoff and sold its renewal rights in the fourth quarter. I believe this is behind us. It’s unfortunate these developments overshadowed the outstanding results delivered by most of our business segments.”
Miller continued, “The transformation of OneBeacon to a pure specialty company is complete. After reviewing the company’s clean balance sheet, free of legacy liabilities, its strong capital position and the profitability of our underwriting operations, we intend to maintain the dividend at its current level. Welcome to the “new” OneBeacon. ”
OneBeacon reported a comprehensive loss of $49 million for the fourth quarter of 2014, compared to comprehensive income of $62 million for the fourth quarter of 2013. Operating loss was $35 million or $0.37 per share for the fourth quarter of 2014, compared to operating income of $23 million or $0.24 per share for the fourth quarter of last year.
For the twelve months ended December 31, 2014, the company reported $22 million of comprehensive income, compared to $167 million for the full year 2013. Operating income was $28 million or $0.29 per share for the twelve months of 2014, compared to $114 million or $1.21 per share through December 31, 2013.
Operating income is a non-GAAP financial measure, which is explained later in this release.
During the fourth quarter of 2014, OneBeacon further analyzed its ongoing specialty loss reserves. As a result of this analysis, the company increased its loss reserves by $109 million ($71 million after tax), including $75 million related to prior accident years. Partially offsetting the loss reserve adjustment in the quarter was a $28 million pre-tax decrease in OneBeacon’s incentive compensation expense accrual. Fourth quarter results also include a $12 million after-tax loss in discontinued operations, driven primarily by the fair value adjustment on the surplus notes issued to OneBeacon by the entities that were sold upon the closing of the runoff business, and a $12 million after-tax comprehensive loss from the annual remeasurement of the company’s legacy pension plans. Comprehensive income for the full year 2013 included a $20 million after-tax benefit from the annual remeasurement of the legacy pension plans, a $15 million after-tax gain from the sale of Essentia Insurance Company and a $7 million tax benefit from the reduction of a valuation allowance.
As previously disclosed, the sale of OneBeacon’s runoff business to a subsidiary of the Armour Group closed on December 23, 2014. On January 22, 2015, three objecting policyholders filed a Petition for Review with the Pennsylvania Commonwealth Court, seeking to vacate the December 23, 2014 order from the Pennsylvania Insurance Department that approved the sale and denied the objectors the right to intervene in the Department’s review process. The company believes that the objectors’ claims are without merit, and OneBeacon and Armour will intervene in the Petition for Review process as interested parties.
As also previously disclosed, during the fourth quarter the company sold the renewal rights to its lawyers professional liability business to Argo Group US, Inc. for policies renewing on or after January 1, 2015.
Insurance Operations: OneBeacon's combined ratio was 122.8% for the fourth quarter and 101.7% for the full year ended December 31, 2014, compared to 91.3% and 92.4% for the corresponding periods of 2013. Unfavorable loss reserve development contributed 25 points and 8 points for the fourth quarter and full year 2014, compared to no net development for the same periods in 2013. Fourth quarter 2014 results reflect a

$109 million pre-tax increase to loss reserves, including $75 million for prior years and a $34 million increase to the current accident year. Full year 2014 results reflect a $90 million increase in prior year reserves. The reserve increases were driven primarily by professional liability (including lawyers professional liability) and management liability within the Professional Insurance business, and to a lesser extent the Entertainment and Government Risks businesses.
Net written premiums were $264 million for the fourth quarter of 2014, an increase of 1% from the fourth quarter of 2013, reflecting growth in certain businesses - Crop, Surety, Entertainment and IMU in particular - offset by a decline in certain other businesses - most notably Technology, Professional Insurance and Government Risks. Through the full year 2014, net written premiums were $1.2 billion, an increase of 12% compared to the same period last year including an $80 million increase in net written premiums related to the newer Crop, Programs and Surety businesses.
Investment Results: OneBeacon’s fourth quarter 2014 total return on invested assets was 1.1% compared to 1.6% for the fourth quarter of 2013. These pre-tax results included net realized and unrealized investment gains of $16 million and net investment income of $10 million, compared to net realized and unrealized investment gains of $30 million and net investment income of $10 million for the fourth quarter of 2013.
Through the twelve months ended December 31, 2014, the total return on invested assets was 3.4% compared to 3.8% through December 31, 2013. These results included net realized and unrealized investment gains of $40 million and net investment income of $42 million, compared to net realized and unrealized investment gains of $49 million and net investment income of $41 million for the full year 2013.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon’s solutions target ocean and inland marine; entertainment, sports and leisure; group accident; crop; public entities; technology; tuition refund; professional liability; environmental; excess property; programs; and commercial surety. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.
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ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited)

	December 31,	December 31,
	2014	2013(1)
Assets
Investment securities:
Fixed maturity investments	$1,799.8	$1,700.9
Short-term investments	202.2	157.0
Common equity securities	320.0	336.9
Convertible fixed maturity investments	5.0	30.5
Other investments	200.0	139.6
Total investment securities	2,527.0	2,364.9
Cash	87.0	168.1
Reinsurance recoverables	173.8	89.9
Premiums receivable	241.5	228.2
Funds held under reinsurance contracts	37.1	1.8
Deferred acquisition costs	103.2	103.7
Net deferred tax asset	131.8	90.6
Investment income accrued	10.0	10.1
Accounts receivable on unsettled investment sales	7.2	3.3
Other assets	202.7	270.9
Assets held for sale (2)(3)	58.1	1,880.1
Total assets	$3,579.4	$5,211.6

Liabilities
Unpaid loss and loss adjustment expense reserves	$1,342.2	$1,054.3
Unearned premiums	588.3	544.9
Funds held under insurance contracts	81.0	63.3
Debt	274.7	274.7
Accounts payable on unsettled investment purchases	0.5	11.6
Other liabilities	242.2	275.3
Liabilities held for sale (3)	—	1,880.1
Total liabilities	2,528.9	4,104.2

OneBeacon's common shareholders' equity and noncontrolling interests
OneBeacon's common shareholders' equity:
Common shares and paid-in surplus	1,023.7	1,022.5
Retained earnings	28.5	75.0
Accumulated other comprehensive income (loss), after tax	(5.2)	6.8
Total OneBeacon's common shareholders' equity	1,047.0	1,104.3

Total noncontrolling interests	3.5	3.1
Total OneBeacon's common shareholders' equity and noncontrolling interests	1,050.5	1,107.4
Total liabilities, OneBeacon's common shareholders' equity and noncontrolling interests	$3,579.4	$5,211.6

(1) Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation.
(2)Assets associated with a OneBeacon owned real estate property, which is being held for sale, are presented separately in the December 31, 2014 consolidated balance sheet.
(3) Assets and liabilities sold as part of the runoff transaction, which closed on December 23, 2014, are presented separately in the December 31, 2013 consolidated balance sheet.

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013 (1)	2014	2013 (1)
Revenues
Earned premiums	$304.3	$274.2	$1,177.1	$1,120.4
Net investment income	9.6	10.2	41.7	41.1
Net realized and change in unrealized investment gains	15.6	29.5	40.4	49.4
Net other revenues	2.5	1.1	5.8	31.2
Total revenues	332.0	315.0	1,265.0	1,242.1
Expenses
Loss and loss adjustment expenses	294.4	148.4	815.1	622.1
Policy acquisition expenses	52.4	48.0	203.3	208.9
Other underwriting expenses	26.9	54.1	179.2	204.8
General and administrative expenses	4.5	1.0	13.8	12.0
Interest expense	3.3	3.2	13.0	13.0
Total expenses	381.5	254.7	1,224.4	1,060.8
Pre-tax income (loss) from continuing operations	(49.5)	60.3	40.6	181.3
Income tax (expense) benefit	24.7	(18.4)	14.6	(34.3)
Net income (loss) from continuing operations	(24.8)	41.9	55.2	147.0
Net loss from discontinued operations, net of tax (2)	(0.9)	(46.9)	(1.8)	(46.6)
Net (loss) gain from sale of discontinued operations, net of tax	(11.3)	46.6	(18.8)	46.6
Net income (loss) including noncontrolling interests	(37.0)	41.6	34.6	147.0
Less: Net income attributable to noncontrolling interests	(0.2)	(0.2)	(1.1)	(1.0)
Net income (loss) attributable to OneBeacon's common shareholders	(37.2)	41.4	33.5	146.0
Net change in benefit plan assets and obligations, net of tax	(12.1)	20.1	(12.0)	20.6
Comprehensive income (loss) attributable to OneBeacon's common shareholders	$(49.3)	$61.5	$21.5	$166.6
Earnings per share attributable to OneBeacon's common shareholders—basic and diluted (3)
Net income (loss) from continuing operations per share	$(0.26)	$0.43	$0.56	$1.52
Net loss from discontinued operations, net of tax, per share	(0.13)	—	(0.21)	—
Net income (loss) attributable to OneBeacon's common shareholders per share	$(0.39)	$0.43	$0.35	$1.52

Weighted average number of common shares outstanding (3)	94.7	94.5	94.7	94.5

(1)	Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation.

(2)	Results for the runoff business are reported as discontinued operations for all periods presented.

(3)	Earnings per share and related weighted average number of common shares outstanding include the impact of unvested restricted shares.

ONEBEACON INSURANCE GROUP, LTD.
SEGMENT STATEMENTS OF OPERATIONS
($ in millions)
(Unaudited)

Three Months Ended December 31, 2014
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$149.1	$155.2	$—	$304.3
Loss and loss adjustment expenses	(180.4)	(114.0)	—	(294.4)
Policy acquisition expenses	(24.8)	(27.6)	—	(52.4)
Other underwriting expenses	(10.3)	(16.6)	—	(26.9)
Underwriting loss	(66.4)	(3.0)	—	(69.4)
Net investment income	—	—	9.6	9.6
Net realized and change in unrealized investment gains	—	—	15.6	15.6
Net other revenues	1.0	0.3	1.2	2.5
General and administrative expenses	0.1	(0.5)	(4.1)	(4.5)
Interest expense	—	—	(3.3)	(3.3)
Pre-tax income (loss)	$(65.3)	$(3.2)	$19.0	$(49.5)

Three Months Ended December 31, 2013
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$126.6	$147.6	$—	$274.2
Loss and loss adjustment expenses	(71.7)	(76.7)	—	(148.4)
Policy acquisition expenses	(22.0)	(26.0)	—	(48.0)
Other underwriting expenses	(24.9)	(29.2)	—	(54.1)
Underwriting income	8.0	15.7	—	23.7
Net investment income	—	—	10.2	10.2
Net realized and change in unrealized investment gains	—	—	29.5	29.5
Net other revenues	—	0.2	0.9	1.1
General and administrative expenses	0.1	(0.1)	(1.0)	(1.0)
Interest expense	—	—	(3.2)	(3.2)
Pre-tax income	$8.1	$15.8	$36.4	$60.3

(1)
Specialty Products includes the results of A.W.G. Dewar, OneBeacon Professional Insurance, OneBeacon Specialty Property, OneBeacon Environmental, OneBeacon Surety Group, OneBeacon Program Group, OneBeacon Crop Insurance, Other Specialty Products, and Collector Cars and Boats, which was sold on January 1, 2013.

(2)
Specialty Industries includes the results of OneBeacon Entertainment, International Marine Underwriters, OneBeacon Technology Insurance, OneBeacon Accident Group, OneBeacon Government Risks, and OneBeacon Energy Group, which is no longer an active underwriting operating segment.

Year Ended December 31, 2014
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$582.1	$595.0	$—	$1,177.1
Loss and loss adjustment expenses	(457.9)	(357.2)	—	(815.1)
Policy acquisition expenses	(96.2)	(107.1)	—	(203.3)
Other underwriting expenses	(78.4)	(100.8)	—	(179.2)
Underwriting income (loss)	(50.4)	29.9	—	(20.5)
Net investment income	—	—	41.7	41.7
Net realized and change in unrealized investment gains	—	—	40.4	40.4
Net other revenues	0.9	1.1	3.8	5.8
General and administrative expenses	0.2	(2.3)	(11.7)	(13.8)
Interest expense	—	—	(13.0)	(13.0)
Pre-tax income (loss)	$(49.3)	$28.7	$61.2	$40.6

Year Ended December 31, 2013
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$553.5	$566.9	$—	$1,120.4
Loss and loss adjustment expenses	(312.3)	(309.8)	—	(622.1)
Policy acquisition expenses	(106.3)	(102.6)	—	(208.9)
Other underwriting expenses	(97.4)	(107.4)	—	(204.8)
Underwriting income	37.5	47.1	—	84.6
Net investment income	—	—	41.1	41.1
Net realized and change in unrealized investment gains	—	—	49.4	49.4
Net other revenues	0.3	1.1	29.8	31.2
General and administrative expenses	—	(2.4)	(9.6)	(12.0)
Interest expense	—	—	(13.0)	(13.0)
Pre-tax income	$37.8	$45.8	$97.7	$181.3

(1)
Specialty Products includes the results of A.W.G. Dewar, OneBeacon Professional Insurance, OneBeacon Specialty Property, OneBeacon Environmental, OneBeacon Surety Group, OneBeacon Program Group, OneBeacon Crop Insurance, Other Specialty Products, and Collector Cars and Boats, which was sold on January 1, 2013.

(2)
Specialty Industries includes the results of OneBeacon Entertainment, International Marine Underwriters, OneBeacon Technology Insurance, OneBeacon Accident Group, OneBeacon Government Risks, and OneBeacon Energy Group, which is no longer an active underwriting operating segment.

ONEBEACON INSURANCE GROUP, LTD.
SUMMARY OF RATIOS AND PREMIUMS
($ in millions)
(Unaudited)

Three Months Ended December 31, 2014
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$118.3	$146.0	$264.3
Earned premiums	$149.1	$155.2	$304.3

Underwriting ratios
Loss and loss adjustment expense ratio	121.0%	73.5%	96.7%
Expense ratio	23.5%	28.5%	26.1%
Combined ratio	144.5%	102.0%	122.8%

Three Months Ended December 31, 2013
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$116.3	$146.2	$262.5
Earned premiums	$126.6	$147.6	$274.2

Underwriting ratios
Loss and loss adjustment expense ratio	56.6%	52.0%	54.1%
Expense ratio	37.1%	37.4%	37.2%
Combined ratio	93.7%	89.4%	91.3%

Year Ended December 31, 2014
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$606.9	$610.0	$1,216.9
Earned premiums	$582.1	$595.0	$1,177.1

Underwriting ratios
Loss and loss adjustment expense ratio	78.7%	60.1%	69.2%
Expense ratio	30.0%	34.9%	32.5%
Combined ratio	108.7%	95.0%	101.7%

Year Ended December 31, 2013
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$509.6	$579.0	$1,088.6
Earned premiums	$553.5	$566.9	$1,120.4

Underwriting ratios
Loss and loss adjustment expense ratio	56.4%	54.7%	55.5%
Expense ratio	36.8%	37.0%	36.9%
Combined ratio	93.2%	91.7%	92.4%

(1)	Results for the runoff business are reported as discontinued operations for all periods presented.

ONEBEACON INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(in millions, except per share amounts)
(Unaudited)

	December 31,	September 30,	December 31,
	2014	2014	2013
Numerator
OneBeacon's common shareholders' equity	$1,047.0	$1,115.6	$1,104.3

Denominator
Common shares outstanding	95.3	95.3	95.4

Book value per share	$10.99	$11.71	$11.58

Change in book value per share, including dividends, in the quarter	(4.4)%

Change in book value per share, including dividends, in the last twelve months on an IRR basis(1)	2.2%

(1)	IRR calculated based on beginning book value per share, dividends paid, and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE INCOME (LOSS), NET INCOME (LOSS), AND OPERATING INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Comprehensive income (loss) attributable to OneBeacon's common shareholders	$(49.3)	$61.5	$21.5	$166.6

Net income (loss) attributable to OneBeacon's common shareholders	$(37.2)	$41.4	$33.5	$146.0

Weighted average number of common shares outstanding (1)	94.7	94.5	94.7	94.5

Net income (loss) attributable to OneBeacon's common shareholders per share	$(0.39)	$0.43	$0.35	$1.52

Net income (loss) attributable to OneBeacon's common shareholders	$(37.2)	$41.4	$33.5	$146.0
Less:
Net realized and change in unrealized investment gains	(15.6)	(29.5)	(40.4)	(49.4)
Tax effect on net realized and change in unrealized investment gains	5.4	10.3	14.1	17.3
Loss from discontinued operations, net of tax	0.9	46.9	1.8	46.6
Loss (gain) from sale of discontinued operations, net of tax	11.3	(46.6)	18.8	(46.6)
Operating income (loss) (2)	$(35.2)	$22.5	$27.8	$113.9

Weighted average number of common shares outstanding (1)	94.7	94.5	94.7	94.5

Operating income (loss) per share (2)	$(0.37)	$0.24	$0.29	$1.21

(1)	Operating income (loss) per share and related weighted average number of common shares outstanding include the impact of unvested restricted shares.

(2)	Represent a non-GAAP financial measure. See discussion of Non-GAAP financial measures on page 12.

Discussion of Non-GAAP Financial Measures
This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon's financial performance.

Operating income (loss) is a non-GAAP financial measure that excludes net realized and change in unrealized investment gains, loss from discontinued operations, loss (gain) from sale of discontinued operations, and the related tax effects, from net income (loss) attributable to OneBeacon's common shareholders. OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income attributable to OneBeacon's common shareholders, as it removes variability in the timing of realized and change in unrealized investment gains which may be heavily influenced by investment market conditions and also removes the impact related to discontinued operations. Although key to the company's overall financial performance, OneBeacon believes that net realized and change in unrealized investment gains are largely independent of the underwriting decision-making process. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. The reconciliation of net income (loss) attributable to OneBeacon's common shareholders to operating income (loss) is included on page 11.

Operating income (loss) per share is calculated by dividing operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding. Management believes that operating income (loss) per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. Net income (loss) attributable to OneBeacon's common shareholders per share is the most directly comparable GAAP measure. As described above, the reconciliation of net income (loss) attributable to OneBeacon's common shareholders to operating income (loss) is included on page 11. The calculation of operating income (loss) per share is also included on page 11.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This news release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this news release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict," “anticipate” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•expansion and growth of our business and operations;
•future capital expenditures; and
•pending legal proceedings.

These statements are based on certain assumptions and analyses made by us in light of OneBeacon’s experience and judgments about historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties or other factors which are described in more detail, that could cause actual results to differ materially from expectations, including:

•	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, or terrorist attacks;

•	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•	changes in interest rates, debt or equity markets or other market volatility that negatively impact our investment portfolio;

•	competitive forces and the cyclicality of the property and casualty insurance industry;

•	actions taken by rating agencies from time to time with respect to us, such as financial strength or credit rating downgrades or placing our ratings on negative watch;

•	the continued availability of capital and financing;

•	our ability to retain key personnel;

•	the continued availability and cost of reinsurance coverage and our ability to collect reinsurance recoverables;

•	the outcome of litigation and other legal or regulatory proceedings;

•	our ability to continue meeting our debt and related service obligations or to pay dividends;

•	the ability of our technology resources to prevent data breach and the ability of our internal controls to ensure compliance with legal and regulatory policies;

•	our ability to successfully develop new specialty businesses;

•	changes in laws or regulations, or their interpretations, which are applicable to us, our competitors, our agents or our customers;

•	participation in guaranty funds and mandatory market mechanisms;

•	the impact of new theories of liability;

•	changes to current shareholder dividend practice and regulatory restrictions on dividends;

•	credit risk exposure in certain of our business operations;

•	our status as a subsidiary of White Mountains, including potential conflicts of interest;

•	changes in tax laws or tax treaties; and

•
other factors, most of which are beyond our control, including the risks that are described from time to time in OneBeacon's filing with the Securities and Exchange Commission, including but not limited to OneBeacon's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed February 28, 2014.

Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the anticipated results or developments will be realized or, even if substantially realized, that they will have the expected consequences. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.